The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and accompanying prospectus are not offers to sell these securities, and we are not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-285825
Subject to completion, dated June 9, 2025
Preliminary Prospectus Supplement
(To Prospectus dated March 14, 2025)
3,160,000 Shares

Common Stock

We are offering 3,160,000 shares of our common stock, par value $0.001 per share, in this offering.
Vesey Street Capital Partners, L.L.C., which is affiliated with two of our directors and is our largest stockholder, has expressed an interest in purchasing an aggregate of up to approximately $4,000,000 in shares of our common stock in this offering. However, because indications of interest are not binding agreements or commitments to purchase, we and the underwriter could determine to sell more, fewer or no shares to any of this potential purchaser, and such potential purchaser could determine to purchase more, fewer or no shares in this offering.
Our common stock is traded on The Nasdaq Global Market (“Nasdaq”) under the symbol “AIRS.” On June 9, 2025, the last reported sale price of our common stock on Nasdaq was $5.05 per share.
The underwriter has agreed to purchase the common stock from us at a price of $      per share, which will result in $      million of proceeds to us before expenses (or approximately $      million if the underwriter exercises its option to purchase additional shares in full). The underwriter may offer our common stock, from time to time, for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. See “Underwriting.”
We have granted the underwriter an option for 30 days from the date of this prospectus supplement to purchase up to 474,000 additional shares of our common stock at the purchase price set forth above.
We are an “emerging growth company” and “smaller reporting company” under the federal securities laws and are subject to reduced public company reporting requirements. See the section entitled “Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended and supplemented by our Quarterly Reports on Form 10-Q, as well as any amendment or update to our risk factors reflected in subsequent filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the common stock to purchasers on or about June      , 2025.

Leerink Partners
The date of this prospectus supplement is June      , 2025.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of the registration statement that we filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Incorporation by Reference,” “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” as well as any free writing prospectus provided in connection with this offering.
You should rely only on this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriter are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus applicable to that jurisdiction.
This prospectus supplement, including the information incorporated by reference into this prospectus supplement, includes trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus are the property of their respective owners.

SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus. All references in this prospectus supplement or the accompanying prospectus to “AirSculpt,” the “Company,” “we,” “us,” or “our” mean AirSculpt Technologies, Inc. and its consolidated subsidiaries, including EBS Intermediate Parent LLC and the professional associations owned by the surgeons that operate our centers, unless we state otherwise or the context otherwise requires.
The Company
AirSculpt is a next-generation body contouring treatment designed to optimize both comfort and precision, available exclusively at AirSculpt offices. The minimally invasive procedure removes fat and tightens skin, while sculpting targeted areas of the body, allowing for quick healing with minimal bruising, tighter skin, and precise results.
We believe our treatment results and elite patient experience have positioned AirSculpt as a preferred body contouring brand. We performed 14,036 body contouring procedures in 2024. Our proprietary and patented AirSculpt® method is minimally invasive because it requires no needle, no scalpel, no stitches and no general anesthesia to achieve transformational change that appears both natural and smooth. Our patients are guided by surgeons, nurses and patient care consultants through every step of the experience.
We have a broad offering of fat removal procedures across treatment areas. We also offer innovative fat transfer procedures that use the patient’s own fat cells to enhance the breasts, buttocks, hips or other areas and do not require silicone or foreign materials to be implanted. Our innovative body contouring procedures include the Power BBL®, a Brazilian butt lift procedure, the Up a Cup™, a breast enhancement procedure, and the Hip Flip™, an hourglass contouring procedure. Our motivation to provide the best body contouring outcomes for our patients fuels our innovation.
Further, the Company introduced AirSculpt® + and AirSculpt® Smooth in fiscal year 2022. AirSculpt® + permanently removes fat and tightens the skin with unparalleled precision and finesse. Patients first target any area containing excess fat with AirSculpt®, then have that same area treated with a technology that instantly tightens skin and improves laxity. This advanced, minimally invasive treatment combines helium gas and radiofrequency energy to create a plasma specially equipped to correct sagging skin and restore a youthful, natural appearance. AirSculpt® Smooth delivers effective and long-lasting cellulite reduction with one single treatment. AirSculpt® Smooth uses an advanced cellulite removal tool, which is FDA-cleared to target cellulite on the buttocks and thighs. Results appear almost instantly, and because AirSculpt® Smooth is heat-free, it can be used on any skin type.
Our treatment results — highlighted by a vast gallery of “before and after” photos across gender, body shape and treatment areas — are a powerful tool to build our brand through digital marketing on our website and social media accounts. We also leverage AirSculpt® TV, which takes viewers into procedure rooms to watch our surgeons use AirSculpt® body contouring procedure to achieve dramatic results and hear patient testimonials. We utilize celebrity and influencer endorsements, as well as word-of-mouth referrals, to drive new patient acquisition.
We deliver our body contouring procedures through a growing, nationwide footprint of 32 centers across 20 U.S. states, Canada, and the United Kingdom as of May 2, 2025. Our centers, located in metropolitan and suburban areas, offer a premium patient experience and luxurious, spa-like atmosphere. Due to restrictions on the corporate practice of medicine in many states, the professional associations (collectively, the “Professional Associations”) owned by the surgeons that operate our centers are responsible for all clinical aspects of the medical operations that take place in each of our centers, including contracting with the surgeons who perform procedures on patients at our centers.

We are a holding company and all of our operations are conducted through the Professional Associations and our wholly-owned subsidiaries, which own and operate the non-clinical assets and provide management services to the Professional Associations through management service agreements.
The value proposition provided by our services results in exceptional unit-level economics, which in turn helps to support predictable and recurring revenue and attractive cash flow. Additionally, we require 100% private pay upfront and, therefore, face no reimbursement risk.
Under the stewardship of our founder and Executive Chairman of our board of directors, Dr. Aaron Rollins, our Lead Independent Director, Adam Feinstein, and the other management team members, we have built a culture focused on achieving the best results for our patients. For the three months ended March 31, 2025, we generated approximately $39.4 million of revenue compared to $47.6 million for the three months ended March 31, 2024, which represents a decline of approximately 17%. For the three months ended March 31, 2025, we had a net loss of approximately $2.8 million compared to a net loss of approximately $5.0 million for the three months ended December 31, 2024 and delivered $1.9 million more in adjusted EBITDA in the three months ended March 31, 2025 compared to the three months ended December 31, 2024 on essentially the same revenues.
As of March 31, 2025, we had $5.6 million in cash and cash equivalents, with no availability on our revolving credit facility. We generated $0.9 million in operating cash flow for the three months ended March 31, 2025, compared to $3.4 million for the same period of 2024. We were compliant with our bank covenants as of the end of the first quarter of fiscal year 2025.
The following table reconciles adjusted EBITDA to net (loss)/income, the most directly comparable GAAP financial measure:
	Three Months Ended March 31,		Three Months Ended December 31,
($ in thousands)	2025	2024	2024
Net (loss)/income	$(2,847)	$6,029	$(5,034)
Plus
Equity-based compensation(1)	1,239	(6,781)	2,240
Restructuring and related severance costs	863	296	539
Depreciation and amortization	3,242	2,805	3,195
Loss on disposal of long-lived assets	—	5	12
Interest expense, net	1,625	1,532	1,609
Income tax (benefit)/expense	(367)	3,451	(706)
Adjusted EBITDA	$3,755	$7,337	$1,855

(1)
During the first quarter of fiscal year 2024, the Company recorded a cumulative reversal of stock compensation expense of $10.4 million related to reassessing the probability of achieving the performance target on certain of the Company’s performance-based stock units.

Given the recent decline in revenue, our focus will be stabilizing revenue growth through optimizing our marketing investment, improving our go-to-market and sales strategies, expanding consumer financing offerings and focusing on new product innovation. In January 2025, the Company hired a new Chief Executive Officer, Yogi Jashnani, with over 20 years of experience in the aesthetics, retail and finance industries and significant experience in driving revenue growth through strategic initiatives. We believe that Mr. Jashnani’s industry knowledge, as well as his leadership experience, will provide value in driving initiatives forward to return to revenue growth. We are focusing our marketing spend on techniques that have proven successful for us in the past using a returns-based approach and are also testing new areas such as online video, and other social marketing channels under the direction of our new Chief Digital Officer. The Company is also improving our go-to-market and sales strategies under our new Chief Sales Officer who is dedicated to strengthening our consultative sales model with enhanced training, improving our sales processes, and providing a greater focus on increasing lead generation, consultation, including expanded hours with new virtual appointments, and case conversion. We believe that there is an opportunity to introduce new services, particularly in the area of skin tightening, that would allow us to expand our customer reach and generate incremental revenues. Finally, we have implemented a cost reduction program that is estimated to eliminate approximately $3 million in annual overhead costs and contracted expenses. Progress on savings initiatives is evidenced by the Company reporting $1.9 million more sequentially in adjusted EBITDA in the three months ended March 31, 2025 compared to the three months ended December 31, 2024 on essentially the same revenues.
Corporate Information
The Company was founded by Dr. Rollins in 2012 and reorganized in 2018 as part of the acquisition by our sponsor of a majority stake in the company prior to the initial public offering. AirSculpt Technologies, Inc. was incorporated in Delaware on June 30, 2021 and completed an initial public offering on November 2, 2021. Our corporate offices are located at 1111 Lincoln Road, Suite 802, Miami Beach, FL 33139, and our telephone number is (786) 709-9690. Our website address is www.airsculpt.com and our investor relations website is located at https://investors.airsculpt.com. The information posted on our website is not incorporated into this prospectus supplement, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our securities.
Debt Obligations and Limited Guarantee
As previously reported, in connection with the March 2025 amendment to the credit agreement evidencing our existing Term Loan and Revolving Credit Facility (as so amended, the “Credit Agreement”), Vesey Street Capital Partners, L.L.C., our private equity sponsor, through one or more of its affiliates (collectively, “Sponsor”), and we entered into a Limited Guarantee pursuant to which Sponsor agreed to guarantee the complete payment of our obligations under the Credit Agreement. The Limited Guarantee is capped at the principal amount of $10.0 million plus certain reimbursable expenses, and becomes callable on June 15, 2025 (or earlier upon the occurrence of certain defaults), unless we have prepaid at least $10.0 million of the term loan principal (excluding regularly scheduled amortization) by that date. If the Limited Guarantee is called and Sponsor makes a payment, we may be required to issue common stock or a subordinated note to Sponsor, depending on the circumstances. The Credit Agreement will mature on May 11, 2027 and, as of March 31, 2025, the interest rate was 7.82%. We intend to use a portion of the net proceeds from this offering to make an optional prepayment under the Credit Agreement to avoid triggering the Limited Guarantee.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of (1) the last day of the fiscal year in which we have $1.235 billion or more in annual revenue; (2) the last day of the fiscal year which we are deemed to be a “large accelerated filer” which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; (3) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering.
We are also a “smaller reporting company,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will continue to be a smaller reporting company even after we cease to be an emerging growth company, as long as (i) the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING
Common stock offered by us
3,160,000 shares of our common stock.
Option to purchase additional shares from us
We have granted the underwriter an option for 30 days from the date of this prospectus supplement to purchase up to 474,000 additional shares of our common stock.
Common stock to be outstanding immediately following this offering
61,821,268 shares (or 62,295,268 shares if the underwriter’s option to purchase additional shares from us is exercised in full).
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $      million (or approximately $      million if the underwriter exercises its option to purchase additional shares in full), based on the purchase price of $      per share, and after deducting estimated offering expenses payable by us. We intend to use approximately $      million of the net proceeds from this offering to prepay a portion of the outstanding term loan under the Credit Agreement. This prepayment is intended to satisfy the conditions under the Limited Guarantee provided by Sponsor, thereby avoiding the potential triggering of the guarantee. For additional information, see “Summary — Debt Obligations and Limited Guarantee.” We intend to use the remainder of the net proceeds from this offering for general corporate purposes, including working capital and other business opportunities. See “Use of Proceeds.”
Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.
Nasdaq symbol
AIRS
The number of shares of our common stock that will be outstanding after this offering is based on 58,661,268 shares of our common stock outstanding as of March 31, 2025, and excludes:
•
3,040,790 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding as of March 31, 2025; and

•
6,381,395 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan (the “2021 Plan”) as of March 31, 2025, as well as any future automatic annual increases in the number of shares of common stock reserved for issuance under our 2021 Plan (including 2,334,765 additional shares of our common stock added to the shares reserved for issuance under the 2021 Plan on January 1, 2025 pursuant to an evergreen provision contained in the 2021 Plan).

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of the outstanding options or warrants, no vesting of restricted stock units, no conversion of any loans, and no exercise by the underwriter of its option to purchase additional shares of our common stock from us.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectuses that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward- Looking Statements.”
Risks Related to This Offering and Our Common Stock
We have broad discretion in the use of our cash and cash equivalents, including how we use some of the net proceeds of this offering, and may not use them effectively, which could affect our results of operations and cause our stock price to decline.
Our management has considerable discretion in the application of our cash and cash equivalents, including the net proceeds of this offering not used to repay a portion of our indebtedness. We may use our cash and cash equivalents, including the net proceeds of this offering not used to repay a portion of our indebtedness, for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest our cash and cash equivalents, including the net proceeds from this offering, in a manner that does not produce income or that loses value.
If you purchase shares of our common stock in this offering, you may incur immediate dilution of your investment.
Based on the indicative offering price and the net tangible book value per share of our common stock as of March 31, 2025, because the indicative offering price per share in this offering is expected to be substantially higher than the historical net tangible book value per share, you would experience immediate dilution in the net tangible book value per share. The exercise of outstanding options and vesting of restricted share units would result in dilution of your investment. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
Sales of a substantial number of shares of our common stock in the public market, or perception of such sales, could cause our stock price to fall.
Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Moreover, certain holders of our common stock have rights, subject to certain conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus contain and/or incorporate by reference certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement, the accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the section titled “Risk Factors” in this prospectus supplement and in the accompany prospectus, and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Our future results could be affected by a variety of other factors, including, but not limited to, inability to sell equity or other securities in the future at a time when we might otherwise wish to effect sales; inability to raise capital on commercially reasonable terms, if at all; the risk that any future financings may dilute our stockholders or restrict our business; failure to stabilize same-store performance; not being able to optimize our marketing investment, go-to market strategy and sales process; not having the ability to expand our financing options for consumers; being unsuccessful in further product innovations; failure to operate centers in a cost-effective manner; increased operating expenses due to rising inflation; increased competition in the weight loss and obesity solutions market, including as a result of the recent regulatory approval, increased market acceptance, availability and customer awareness of weight-loss drugs; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, macroeconomic conditions, including inflation and the threat of recession, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from natural disasters, war, pandemic, terrorist acts or political unrest.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.
We discuss many of the risks associated with the forward-looking statements in greater detail under the heading “Risk Factors” included in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS
Based on the underwriter’s purchase price of $      per share of common stock, we estimate that the net proceeds to us from our sale of shares of common stock in this offering will be approximately $      million (or approximately $      million if the option to purchase additional shares is exercised in full by the underwriter), after deducting the estimated offering expenses payable by us.
We intend to use approximately $      million of the net proceeds from this offering to prepay a portion of the outstanding indebtedness under the Credit Agreement. This prepayment is intended to satisfy the conditions under the Limited Guarantee provided by Sponsor, thereby avoiding the potential triggering of the guarantee. For additional information, see “Summary — Debt Obligations and Limited Guarantee.” We intend to use the remainder of the net proceeds from this offering for general corporate purposes, including working capital and other business opportunities.
The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as market conditions and the success of our focus on stabilizing revenue growth, and other factors described under “Summary — The Company” and “Risk Factors” in this prospectus supplement. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments.

DILUTION
If you invest in our securities, your interest will be diluted to the extent of the difference between the price you pay for your shares in this offering and the as adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value as of March 31, 2025, was approximately $(44.8) million, or $(0.76) per share based on 58,661,268 shares of common stock outstanding as of March 31, 2025. Net tangible book value is total tangible assets less total liabilities, divided by the total number of outstanding shares of common stock.
After giving effect to the sale of 3,160,000 shares of our common stock in this offering at the indicative offering price of $      per share, and after deducting the underwriting discounts and estimated offering expenses payable by us and accounting for the prepayment of a portion of the outstanding indebtedness under the Credit Agreement using a portion of the net proceeds from this offering, our as adjusted net tangible book value as of March 31, 2025, would have been approximately $      million, or $      per share. See “Summary — Debt Obligations and Limited Guarantee” and “Use of Proceeds.”
This would represent an immediate increase in adjusted net tangible book value of $      per share to existing stockholders and immediate dilution in net tangible book value of $      per share to investors purchasing common stock in this offering.
The following table illustrates this dilution per share to investors participating in this offering:
Indicative price per share		$
Net tangible book value per share as of March 31, 2025	$(0.76)
Increase in as adjusted net tangible book value per share attributable to existing investors
As adjusted net tangible book value per share after giving effect to this offering
Dilution per share to new investors in this offering		$
If the underwriter exercises in full its option to purchase 474,000 additional shares of common stock, the as adjusted net tangible book value after this offering would be $      per share, representing an increase in net tangible book value of $      per share to existing stockholders and immediate dilution of $      per share to new investors purchasing our common stock in this offering at the public offering price.
The above discussion and table are based on 58,661,268 shares of common stock outstanding as of March 31, 2025, and exclude:
•
3,040,790 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding as of March 31, 2025; and

•
6,381,395 shares of common stock reserved for future issuance under our 2021 Plan as of March 31, 2025, as well as any future automatic annual increases in the number of shares of common stock reserved for issuance under our 2021 Plan (including 2,334,765 additional shares of our common stock added to the shares reserved for issuance under the 2021 Plan on January 1, 2025 pursuant to an evergreen provision contained in the 2021 Plan).

Except as otherwise indicated herein, all information in this prospectus supplement, including the number of shares that will be outstanding after this offering, assumes no further exercise of outstanding options or warrants and no exercise by the underwriter of its option to purchase additional shares of our common stock.
To the extent that outstanding options are exercised or outstanding restricted stock units are settled, you may experience further dilution. We may choose to raise additional capital due to market conditions or strategic considerations even if at that time we believe we have sufficient funds for our current or future operating plans.
To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK
The following is a summary of the material U.S. federal income and estate tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (defined below). This summary does not purport to be a complete analysis of all the potential tax considerations relevant to Non-U.S. Holders. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change at any time, possibly on a retroactive basis.
This summary assumes that shares of our common stock are held as “capital assets” within the meaning of Section 1221 of the Code. This summary does not purport to deal with all aspects of U.S. federal income and estate taxation that might be relevant to particular Non-U.S. Holders in light of their particular investment circumstances or status, nor does it address specific tax considerations that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, taxpayers subject to special tax accounting rules under Section 451(b) of the Code, insurance companies, partnerships or other pass-through entities, certain U.S. expatriates, tax-exempt organizations, pension plans, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, or persons in special situations, such as those who have elected to mark securities to market or those who hold common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment). In addition, except as explicitly addressed herein with respect to estate tax, this summary does not address estate and gift tax considerations, the Medicare contribution tax on net investment income, any alternative minimum tax, or considerations under the tax laws of any state, local or non-U.S. jurisdiction.
For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of common stock that for U.S. federal income tax purposes is not classified as a partnership and that, for U.S. federal income tax purposes, is not:
•
an individual who is a citizen or resident of the United States;

•
a corporation or any other organization taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is included in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of persons treated as its partners for U.S. federal income tax purposes will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other entities or arrangements that are classified as partnerships for U.S. federal income tax purposes and persons holding our common stock through a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes are urged to consult their own tax advisors.
There can be no assurance that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain a ruling from the IRS with respect to the U.S. federal income or estate tax consequences to a Non-U.S. Holder of the purchase, ownership or disposition of our common stock.
THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE TAX ADVICE. NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND ESTATE TAXATION, STATE, LOCAL AND

NON-U.S. TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.
Distributions on Our Common Stock
In the event that we make a distribution of cash or property with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will constitute a return of capital and will first reduce the holder’s adjusted tax basis in our common stock, but not below zero. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “— Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock.” Distributions would also be subject to the discussions below under the sections titled “— Additional Withholding and Reporting Requirements” and “— Backup Withholding and Information Reporting.”
Dividends paid to a Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax unless such Non-U.S. Holder provides us or the applicable withholding agent, as the case may be, with the appropriate IRS Form W-8, such as:
•
IRS Form W-8BEN or IRS Form W-8BEN-E (or successor forms) certifying, under penalties of perjury, a reduction in, or exemption from, withholding under an applicable income tax treaty, or

•
IRS Form W-8ECI (or successor form) certifying, under penalties of perjury, that a dividend paid on common stock is not subject to withholding tax because it is effectively connected with a trade or business in the United States of the Non-U.S. Holder (in which case such dividend generally will be subject to regular U.S. tax rates as described below).

The certification requirement described above must be provided to us or the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically. The certification also may require a Non-U.S. Holder that provides an IRS form or that claims treaty benefits to provide its U.S. taxpayer identification number. Special certification and other requirements apply in the case of certain Non-U.S. Holders that hold shares of our common stock through intermediaries or are pass-through entities for U.S. federal income tax purposes.
Each Non-U.S. Holder is urged to consult its own tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.
If dividends are effectively connected with a trade or business in the United States of a Non-U.S. Holder (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment), the Non-U.S. Holder, although exempt from the withholding tax described above (provided that the certification requirements described above are satisfied), generally will be subject to U.S. federal income tax on such dividends on a net income basis in the same manner as if it were a United States person, as defined under the Code. In addition, if a Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the Non-U.S. Holder may be subject to an additional “branch profits tax” equal to 30% (unless reduced by an applicable income treaty) of its earnings and profits in respect of such effectively connected dividend income.
Non-U.S. Holders that do not timely provide us or the applicable withholding agent with the required certification, but which are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, may obtain a refund or credit of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock
Subject to the discussions below under the sections titled “— Additional Withholding and Reporting Requirements” and “— Backup Withholding and Information Reporting”, in general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, (ii) we are or have been a “United States real property holding corporation,” as defined in the Code (a “USRPHC”), at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period in the shares of our common stock, and certain other requirements are met, or (iii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States). If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition (provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses). If the third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain on a net income basis in the same manner as if it were a resident of the United States and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to any earnings and profits attributable to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).
Generally, a corporation is a USRPHC if the fair market value of its United States real property interests (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance in this regard, we believe that we are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we are or were to become a USRPHC, a Non-U.S. Holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of our common stock by reason of our status as USRPHC so long as our common stock is “regularly traded” (as defined by applicable Treasury regulations) on an established securities market at any time during the calendar year in which the disposition occurs and such Non-U.S. Holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our common stock at any time during the shorter of the five-year period ending on the date of disposition and the Non-U.S. Holder’s holding period.
However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. In such case, gain recognized by a Non-U.S. Holder on the sale, exchange or other disposition of shares of our common stock would be subject to tax at generally applicable U.S. federal income tax rates, and a buyer of such shares may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon the disposition. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.
Additional Withholding and Reporting Requirements
Sections 1471 through 1474 of the Code and the related Treasury regulations, together with other U.S. Treasury and IRS guidance issued thereunder and intergovernmental agreements, legislation, rules and other official guidance adopted pursuant to such intergovernmental agreements (collectively, “FATCA”) generally impose U.S. federal withholding at a rate of 30% on payments of dividends on our common stock on certain non-U.S. entities (including certain intermediaries) unless such persons establish that they are compliant with or exempt from FATCA. This regime requires, among other things, a broad class of persons to enter into agreements with the IRS to obtain, disclose and report information about their investors and account holders. An intergovernmental agreement between the U.S. and an applicable foreign country may, however, modify these requirements.
Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on shares of our common stock to such applicable non-U.S. entities that fail to establish they are compliant with or exempt from FATCA. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019 by such applicable non-U.S. entities, proposed Treasury regulations eliminate

FATCA withholding on payments of gross proceeds from the sale or other disposition of stock entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued.
Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our common stock, and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.
Backup Withholding and Information Reporting
In general, information reporting will apply to distributions on our common stock paid to a Non-U.S. Holder and the tax withheld, if any, with respect to the distributions, regardless of whether such distributions constitute dividends. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends on our common stock. Dividends paid to Non-U.S. Holders subject to the U.S. withholding tax, as described above under the section titled “— Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.
Information reporting and, depending on the circumstances, backup withholding will generally apply to the proceeds of a disposition of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a U.S. broker or a foreign broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Prospective investors should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or in which the Non-U.S. Holder is incorporated, under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.
Federal Estate Tax
Shares of our common stock that are owned (or treated as owned) by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in such individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate or other tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

UNDERWRITING
Leerink Partners LLC is acting as sole bookrunner and sole underwriter for this offering. Subject to the terms and conditions set forth in the underwriting agreement between us and Leerink Partners LLC, we have agreed to sell to the underwriter, and the underwriter has agreed, to purchase from us, 3,160,000 shares of our common stock.
The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officer’s certificates and legal opinions and approval of certain legal matters by the underwriter’s counsel. The underwriting agreement provides that the underwriter will purchase all of the shares of our common stock if any of them are purchased.
We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.
The shares of common stock may be offered by the underwriter from time to time for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of common stock for whom it may act as agent or to whom it may sell as principal. The underwriter is offering the shares of our common stock subject to its acceptance of the shares of our common stock from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The underwriter is purchasing the common stock from us at $      per share, resulting in proceeds, before expenses, to us of approximately $      million (or approximately $      million if the underwriter exercises its option to purchase additional shares in full). We also have agreed to reimburse the underwriter for certain of its expenses in an amount of up to $20,000.
We estimate expenses payable by us in connection this offering will be approximately $            .
Listing
Our common stock is listed on Nasdaq under the trading symbol “AIRS.”
Option to Purchase Additional Shares Of Our Common Stock
We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 474,000 shares of our common stock from us at a purchase price of $       per share.
No Sales of Similar Securities
We, our executive officers, directors and certain of our stockholders have agreed, subject to specified exceptions not to, and not to publicly disclose an intention to, for a period of 90 days following the date of this prospectus supplement:
•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

•
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock,

•
publicly file or confidentially submit any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

This restriction terminates after the close of trading of the shares of our common stock on and including the 90th day after the date of this prospectus supplement.
Leerink Partners LLC may, in its sole discretion and at any time or from time to time before the termination of the 90-day period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriter and any of our stockholders who will execute a lock-up agreement providing consent to the sale of common stock prior to the expiration of the lock-up period.
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the shares is completed, SEC rules may limit underwriter and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with this offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of our common stock in this offering. The underwriter may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares granted to them under the underwriting agreement described above. “Naked” short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the closing of this offering.
The underwriter may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriter a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.
Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter makes any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
The underwriter may also engage in passive market making transactions in our common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution
A prospectus supplement in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares of our common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.
Other Activities and Relationships
The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, we are a party to a Sales Agreement, dated March 14, 2025, with Leerink Partners LLC, pursuant to which we may offer and sell an aggregate of up to $50,000,000 of shares of our common stock shares from time to time through Leerink Partners LLC, acting as sales agent, under an “at the market offering” program.
In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of our common stock offered hereby. Any such short positions could adversely affect future trading prices of the shares of our common stock offered hereby. The underwrites and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that shares may be offered to the public in that Relevant State at any time:
•
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
•
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),

provided that no such offer of the shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Australia
This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities &

Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:
You confirm and warrant that you are either:
•
a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•
a person associated with us under Section 708(12) of the Corporations Act; or

•
a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.
You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
Hong Kong
No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of shares of our common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriter will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock may not be circulated or distributed, nor may the shares of our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA except (a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (b) where no consideration is or will be given for the transfer, (c) where the transfer is by operation of law, (d) as specified in Section 276(7) of the SFA, or (e) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Switzerland
The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act and will not be listed or admitted to trading on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The

investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
Mexico
THE SHARES OF OUR COMMON STOCK HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES) MAINTAINED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES) AND THEREFORE, MAY NOT BE OFFERED OR SOLD PUBLICLY IN MEXICO, EXCEPT THAT THE SHARES MAY BE OFFERED IN MEXICO TO INVESTORS THAT QUALIFY AS INSTITUTIONAL AND QUALIFIED INVESTORS PURSUANT TO THE PRIVATE PLACEMENT EXEMPTION SET FORTH UNDER ARTICLE 8 OF THE MEXICAN SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES).

LEGAL MATTERS
McDermott Will & Emery LLP has passed upon the validity of the shares of our common stock offered hereby. Leerink Partners LLC is being represented by Latham & Watkins LLP in connection with the offering.
EXPERTS
The audited financial statements incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus supplement is part of a registration statement that we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. In addition, we maintain a website that contains information about us at https://investors.airsculpt.com. The information found on, or otherwise accessible through our website is not incorporated by reference into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other document or report we file or furnish with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement the information or documents listed below that we have filed with the SEC (Commission File No. 001-40973):
•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025;

•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 2, 2025;

•
our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2025 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2024);

•
our Current Report on Form 8-K filed with the SEC on May 8, 2025;

•
the description of our securities registered pursuant to Section 12 of the Exchange Act included in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, including any subsequent amendments and reports filed for the purpose of updating such description; and

•
all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the underlying securities (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations).

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:
AirSculpt Technologies, Inc.
Attn: Chief Financial Officer
1111 Lincoln Road, Suite 802
Miami Beach, FL 33139
(786) 709-9690

PROSPECTUS
$100,000,000
Common Stock, Preferred Stock, Debt Securities,
Warrants and Units
This prospectus covers our offer and sale from time to time of any combination of common stock, preferred stock, debt securities, warrants or units described in this prospectus in one or more offerings up to an aggregate amount of $100,000,000. This prospectus provides a general description of the securities we may offer and sell. We will provide a prospectus supplement each time we issue securities, which will inform you about the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to sell the securities unless accompanied by a prospectus supplement.
The securities may be offered and sold by us to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. See “Plan of Distribution.” Our common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “AIRS”. On March 13, 2025, the last reported sale price of our common stock on Nasdaq was $2.94 per share.
We are an “emerging growth company” and “smaller reporting company” under the federal securities laws and are subject to reduced public company reporting requirements. See the section entitled “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”
Investing in our securities involves risks that are referenced under the caption “Risk Factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus. You should read this document and any prospectus supplement carefully before you invest.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated March 24, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer and sell. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information described under the heading “Where You Can Find More Information” before making an investment decision.
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.
This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date. This prospectus may not be used by us to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.
Unless the context otherwise requires, “AirSculpt,” “the Company,” “we,” “us” and “our” refer to AirSculpt Technologies, Inc., a Delaware corporation, and its consolidated subsidiaries, including EBS Intermediate Parent LLC and the professional associations owned by the surgeons that operate our centers. References to “securities” include any security that we might offer under this prospectus or any prospectus supplement.
We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.
This prospectus, including the information incorporated by reference into this prospectus, includes trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference in this prospectus, in a prospectus supplement or any related free writing prospectuses are the property of their respective owners.

PROSPECTUS SUMMARY
The Company
AirSculpt is a next-generation body contouring treatment designed to optimize both comfort and precision, available exclusively at AirSculpt offices. The minimally invasive procedure removes fat and tightens skin, while sculpting targeted areas of the body, allowing for quick healing with minimal bruising, tighter skin, and precise results.
We believe our treatment results and elite patient experience have positioned AirSculpt as a preferred body contouring brand. We performed 14,036 body contouring procedures in 2024. Our proprietary and patented AirSculpt® method is minimally invasive because it requires no needle, no scalpel, no stitches and no general anesthesia to achieve transformational change that appears both natural and smooth. Our patients are guided by surgeons, nurses and patient care consultants through every step of the experience.
We have a broad offering of fat removal procedures across treatment areas. We also offer innovative fat transfer procedures that use the patient’s own fat cells to enhance the breasts, buttocks, hips or other areas and do not require silicone or foreign materials to be implanted. Our innovative body contouring procedures include the Power BBL®, a Brazilian butt lift procedure, the Up a Cup™, a breast enhancement procedure, and the Hip Flip™, an hourglass contouring procedure. Our motivation to provide the best body contouring outcomes for our patients fuels our innovation.
Further, the Company introduced AirSculpt® + and AirSculpt® Smooth in fiscal year 2022. AirSculpt® + permanently removes fat and tightens the skin with unparalleled precision and finesse. Patients first target any area containing excess fat with AirSculpt®, then have that same area treated with a technology that instantly tightens skin and improves laxity. This advanced, minimally invasive treatment combines helium gas and radiofrequency energy to create a plasma specially equipped to correct sagging skin and restore a youthful, natural appearance. AirSculpt® Smooth delivers effective and long-lasting cellulite reduction with one single treatment. AirSculpt® Smooth uses an advanced cellulite removal tool, which is FDA-cleared to target cellulite on the buttocks and thighs. Results appear almost instantly, and because AirSculpt® Smooth is heat-free, it can be used on any skin type.
Our treatment results — highlighted by a vast gallery of “before and after” photos across gender, body shape and treatment areas — are a powerful tool to build our brand through digital marketing on our website and social media accounts. We also leverage AirSculpt® TV, which takes viewers into procedure rooms to watch our surgeons use AirSculpt® body contouring procedure to achieve dramatic results and hear patient testimonials. We utilize celebrity and influencer endorsements, as well as word-of-mouth referrals, to drive new patient acquisition.
We deliver our body contouring procedures through a growing, nationwide footprint of 32 centers across 20 U.S. states, Canada, and the United Kingdom as of March 14, 2025. Our centers, located in metropolitan and suburban areas, offer a premium patient experience and luxurious, spa-like atmosphere. Due to restrictions on the corporate practice of medicine in many states, the professional associations (collectively, the “Professional Associations”) owned by the surgeons that operate our centers are responsible for all clinical aspects of the medical operations that take place in each of our centers, including contracting with the surgeons who perform procedures on patients at our centers.
We are a holding company and all of our operations are conducted through the Professional Associations and our wholly-owned subsidiaries, which own and operate the non-clinical assets and provide management services to the Professional Associations through management service agreements.
The value proposition provided by our services results in exceptional unit-level economics, which in turn helps to support predictable and recurring revenue and attractive cash flow. Additionally, we require 100% private pay upfront and, therefore, face no reimbursement risk.
Under the stewardship of our founder and Executive Chairman of our board of directors, Dr. Aaron Rollins, our Lead Independent Director, Adam Feinstein, and the other management team members, we have built a culture focused on achieving the best results for our patients. For the year ended December 31,

2024, we generated $180.4 million of revenue compared to $195.9 million for the year ended December 31, 2023, which represents a decline of approximately 7.9%.
Given the recent decline in revenue, our focus will be stabilizing revenue growth through optimizing our marketing investment, improving our go-to-market and sales strategies, expanding consumer financing offerings and focusing on new product innovation. In January 2025, the Company hired a new Chief Executive Officer, Yogi Jashnani, with over 20 years of experience in the aesthetics, retail and finance industries and significant experience in driving revenue growth through strategic initiatives. We believe that Mr. Jashnani’s industry knowledge, as well as his leadership experience, will provide value in driving initiatives forward to return to revenue growth. We are focusing our marketing spend on techniques that have proven successful for us in the past using a returns-based approach and are also testing new areas such as online video, and other social marketing channels under the direction of our new Chief Digital Officer. The Company has also hired a new Chief Sales Officer dedicated to strengthening our consultative sales model with enhanced training, improving our sales processes, and providing a greater focus on lead conversion. We believe that there is an opportunity to introduce new services, particularly in the area of skin tightening, that would allow us to expand our customer reach and generate incremental revenues. Finally, we have implemented a cost reduction program that is estimated to eliminate approximately $3 million in annual overhead costs and contracted expenses.
Corporate Information
The Company was founded by Dr. Rollins in 2012 and reorganized in 2018 as part of the acquisition by our sponsor of a majority stake in the company prior to the initial public offering. AirSculpt Technologies, Inc. was incorporated in Delaware on June 30, 2021 and completed an initial public offering on November 2, 2021. Our corporate offices are located at 1111 Lincoln Road, Suite 802, Miami Beach, FL 33139, and our telephone number is (786) 709-9690. Our website address is www.airsculpt.com and our investor relations website is located at https://investors.airsculpt.com. The information posted on our website is not incorporated into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of (1) the last day of the fiscal year in which we have $1.235 billion or more in annual revenue; (2) the last day of the fiscal year which we are deemed to be a “large accelerated filer” which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; (3) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering.
We are also a “smaller reporting company,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will continue to be a smaller reporting company even after we cease to be an emerging growth company, as long as (i) the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

RISK FACTORS
Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. Investing in our securities involves significant risk. Before making an investment decision in our securities, you should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the SEC that are incorporated by reference herein (including the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 14, 2025) together with all of the other information appearing in this prospectus, in the applicable prospectus supplement or incorporated by reference into this prospectus or the applicable prospectus supplement in light of your particular investment objectives and financial circumstances.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the section titled “Risk Factors,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Our future results could be affected by a variety of other factors, including, but not limited to, failure to stabilize same-store performance; not being able to optimize our marketing investment, go-to market strategy and sales process; not having the ability to expand our financing options for consumers; being unsuccessful in further product innovations; failure to operate centers in a cost-effective manner; increased competition in the weight loss and obesity solutions market, including as a result of the recent regulatory approval, increased market acceptance, availability and customer awareness of weight-loss drugs; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, macroeconomic conditions, including inflation and the threat of recession, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from natural disasters, war, pandemic, terrorist acts or political unrest.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. We discuss many of the risks associated with the forward-looking statements in greater detail under the heading “Risk Factors” included in this prospectus, the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you in connection with a specific offering, we currently anticipate that the net proceeds from our sale of any securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

DESCRIPTION OF SECURITIES
This prospectus contains a summary of the securities that AirSculpt may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and any accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK
The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation (“Certificate of Incorporation”) and amended and restated bylaws (“Bylaws”). This description is only a summary. You should also refer to our Certificate of Incorporation and Bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.
General
Our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of March 13, 2025, there were 58,574,516 shares of our common stock and no shares of our preferred stock issued and outstanding.
Our common stock is listed on The Nasdaq Global Market under the symbol “AIRS.” The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 150 Royall Street Canton, MA 02021, and its telephone number is 781-575-2000.
The following is a summary of the material provisions of the common stock and preferred stock provided for in our Certificate of Incorporation and Bylaws. For additional detail about our capital stock, please refer to our Certificate of Incorporation and Bylaws.
Common Stock
Voting rights.   The common stock is entitled to one vote per share on any matter that is submitted to a vote of our stockholders. Our Certificate of Incorporation does not provide for cumulative voting for the election of directors. Our Certificate of Incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. The affirmative vote of holders of at least 66 2∕3% of the voting power of all of the then outstanding shares of capital stock, voting as a single class, will be required to amend certain provisions of our Certificate of Incorporation, including provisions relating to amending our Bylaws, the classified structure of our board of directors, the size of our board of directors, removal of directors, director liability, vacancies on our board of directors, special meetings, stockholder notices, actions by written consent, competition and corporate opportunities, business combinations with interested stockholders and exclusive jurisdiction. Generally, all matters to be voted on by stockholders must be approved by a majority of votes cast affirmatively or negatively on a matter by stockholders (or, in the case of election of directors, by a plurality), voting together as a single class. Except as otherwise provided by law, amendments to the Certificate of Incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares entitled to vote, voting together as a single class.
Dividend rights.   Subject to the rights and preferences of any holders of any outstanding series of preferred stock that we may designate and issue in the future, the holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors.
Liquidation rights.   On our liquidation, dissolution, or winding-up, the holders of common stock will be entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.
No preemptive or similar rights.   The holders of our shares of common stock are not entitled to preemptive rights, and are not subject to conversion, redemption or sinking fund provisions.
Preferred Stock
Under our Certificate of Incorporation, our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 50,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. Any issuance of our preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. We have no present plan to issue any shares of preferred stock.
Anti-Takeover Effects of Our Certificate of Incorporation and Our Bylaws
Our Certificate of Incorporation and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they may also discourage acquisitions that some stockholders may favor.
These provisions include:
•
Classified board.   Our Certificate of Incorporation provides that our board of directors is divided into three classes of directors. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board.

•
No cumulative voting.   The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting.

•
Requirements for removal of directors.   Directors may only be removed for cause by the affirmative vote of the holders of at least 66 2∕3% of the voting power of our outstanding shares of capital stock entitled to vote thereon.

•
Advance notice procedures.   Our Certificate of Incorporation establishes an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Certificate of Incorporation does not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Certificate of Incorporation may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our Company.

•
Actions by written consent; special meetings of stockholders.   Our Certificate of Incorporation and our Bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our Certificate of Incorporation also provides that, except as otherwise required by law, special meetings of the stockholders can only be called by or at the direction of the chairman of the board or by the board of directors.

•
Authorized but unissued shares.   Our authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval. The existence of authorized but unissued shares of preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

•
Business combinations with interested stockholders.   We have elected in our Certificate of Incorporation not to be subject to Section 203 of the DGCL, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. However, while we are not subject to any anti-takeover effects of Section 203, our Certificate of Incorporation contains provisions that have the same general effect as Section 203.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The debt securities will be issued under an indenture and any indenture supplemental thereto between us and Computershare Trust Company, N.A., as trustee.
We have summarized select portions of the material provisions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. We will indicate in the applicable prospectus supplement any material variation from the expected terms of the indenture described below.
General
The debt securities will be either our secured or unsecured general obligations. Unless we give you different information in the prospectus supplement, the senior debt securities will rank equally with all of our other senior and unsubordinated debt. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of Debt Securities — Subordination of Subordinated Debt Securities” and in the applicable prospectus supplement.
Because we are a holding company that conducts all of its operations through the Professional Associations and our wholly-owned subsidiaries, holders of the debt securities will have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that the debt securities are guaranteed by one or more subsidiary guarantees.
The provisions of each indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series.
A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. The terms will be established in an officers’ certificate or a supplemental indenture. The officers’ certificate or supplemental indenture will be signed at the time of issuance and will contain important information. The officers’ certificate or supplemental indenture will include some or all of the following terms for a particular series of debt securities:
•
the title of the securities and any applicable CUSIP and/or ISIN numbers;

•
any limit on the aggregate principal amount that may be issued;

•
the maturity date(s);

•
the form of the debt securities;

•
the applicability of any guarantees;

•
whether the debt securities are secured or unsecured;

•
whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•
if the issue price is other than the principal amount, the portion of the principal amount payable upon declaration of acceleration of maturity or the portion of the principal amount that is convertible into another security;

•
the interest rate or the method of computing the interest rate;

•
the Company’s right, if any, to defer payment of interest and the maximum length of any deferral period;

•
the terms and conditions on which the debt securities may be redeemed at the option of the Company;

•
the date(s), if any, on which, and the price(s) at which the Company is obligated to redeem, or at the holder’s option to purchase, such series of debt securities and other related terms and provisions;

•
the denominations in which the debt securities will be issued, if other than denominations of $1,000 and whole multiples of $1,000;

•
the terms and conditions relating to any auction or remarketing of the debt securities;

•
whether or not the debt securities will be issued in global form and who the depositary will be;

•
the terms and conditions relating to conversion or exchange of any debt securities;

•
the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity;

•
additions to or changes in the covenants applicable to the debt securities;

•
additions to or changes in the events of default with respect to the debt securities;

•
additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•
additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•
additions to or changes in the provisions relating to the modification of the indenture;

•
the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•
whether interest will be payable in cash or additional debt securities at the Company’s or the holder’s option;

•
the terms and conditions upon which the Company will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities to any holder that is not a “United States person” for federal tax purposes;

•
any restrictions on transfer, sale or assignment of the debt securities; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock, debt securities or other securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company. These provisions may allow or require adjustment of the number of shares of common stock or other securities of the Company to be received by the holders of such series of debt securities.
Covenants
Under the indenture, the Company agrees to pay the interest, principal and any premium on the debt securities when due, and to maintain a place of payment. In addition, we must comply with the covenant described below:
Provision of Compliance Certificate.   We are required under the indenture to deliver to the trustee within 120 days after the end of each fiscal year an officer’s certificate certifying as to our compliance with all conditions and covenants under the indenture, or if we are not in compliance, identifying and describing the nature and status of such non-compliance.
Consolidation, Merger or Sale
The indenture does not restrict the ability of the Company to merge or consolidate, or sell, convey, transfer or otherwise dispose of its property or lease all or substantially all of its assets as long as certain conditions are met. Any such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named as the Company under the indenture and the debt securities and the predecessor shall be relieved of all obligations and covenants under the indenture and the debt securities.
Events of Default Under the Indenture
The following are events of default under the indenture with respect to any series of debt securities issued:
•
we fail to pay interest when due and such failure continues for 90 days, unless the time for payment has been properly extended or deferred in accordance with the terms of the particular series;

•
we fail to pay the principal or any premium when due, unless the maturity has been properly extended in accordance with the terms of the particular series;

•
we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant or agreement specifically relating to another series of debt securities, and such failure continues for 90 days after we receive a notice of default from the trustee or from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all of the affected series;

•
certain events of bankruptcy or insolvency, whether voluntary or not; and

•
any additional events of default that may be established with respect to a particular series of debt securities under the indenture, as may be specified in the applicable prospectus supplement.

If, with regard to any series, an event of default resulting from a failure to pay principal, any premium or interest occurs and is continuing or resulting from failure to observe or perform any other covenant or agreement contained in the debt securities or the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of, and accrued and unpaid interest on, all debt securities of that series immediately due and payable.
If an event of default other than a failure to pay principal, any premium or interest occurs and is continuing or resulting from failure to observe or perform any other covenant or agreement contained in the debt securities or the indenture, the principal of and accrued and unpaid interest on all the outstanding debt securities of all affected series shall automatically be immediately due and payable without any declaration or other act on the part of the trustee or the holders of outstanding debt securities.
The holders of a majority in principal amount of the outstanding debt securities of any affected series may waive any past default with respect to such series and its consequences, except a default or events of default regarding payment of principal, any premium or interest, in which case the holders of the outstanding debt securities of each affected series shall vote to waive such default or event of default as a separate class. Such a waiver will eliminate the default.
Unless otherwise specified in the indenture, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the holders of the debt securities have offered the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities that it might incur. The holders of a majority in principal amount of the outstanding debt securities of any series affected by an event of default will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that:
•
such direction is not in conflict with any law or unduly prejudicial to the holders of debt securities outstanding; and

•
the trustee need not take any action that might involve it in personal liability.

A holder of the debt securities of a particular series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies, in each case with respect to such series of debt securities, if:
•
the holder has given written notice to the trustee of a continuing event of default;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the particular series have made written request to the trustee to institute proceedings as trustee;

•
such holders have offered indemnity satisfactory to the trustee to cover the cost of the proceedings; and

•
the trustee does not institute a proceeding and does not receive inconsistent directions from a majority in principal amount of the outstanding debt securities within 90 days of receiving the written notice of an event of default.

Modification of Indenture; Waiver
Without the consent of any holders of debt securities, the Company and the trustee may change an indenture:
•
to fix any ambiguity, defect or inconsistency in the indenture;

•
to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale”;

•
to add to the covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of the debt securities, to make the occurrence of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power conferred upon the Company in the indenture;

•
to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect; and

•
to effect certain other limited purposes described in the indenture;

•
to evidence and provide for the acceptance of appointment under the indenture by a successor trustee; and

•
to comply with any requirements of the Commission with the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The rights of holders of a series of debt securities may be changed by the Company and the trustee with the written consent of the holders of a majority of the principal amount of the outstanding debt securities of all series then outstanding under the indenture. However, the following changes may only be made with the consent of each holder of debt securities of each series affected by the change:
•
extending the fixed maturity;

•
reducing the principal amount;

•
reducing the rate of or extending the time of payment of interest;

•
reducing any premium payable upon redemption; or

•
reducing the percentage of debt securities referred to above, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•
provide for payment;

•
register the transfer or exchange of debt securities of the series;

•
replace stolen, lost or mutilated debt securities of the series;

•
pay principal of and premium and interest on any debt securities of the series;

•
maintain paying agencies;

•
hold monies for payment in trust;

•
recover excess money held by the trustee;

•
compensate and indemnify the trustee; and

•
appoint any successor trustee.

In order to exercise our rights to be discharged, we must have paid all sums payable with respect to such series of debt securities and (1) deliver to the trustee for cancellation all debt securities authenticated and not delivered to the trustee for cancellation or (2), in the event all such debt securities of a particular series not delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, deposit with the trustee as trust funds money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on in the opinion of a nationally recognized firm of independent public accountants.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating thereto will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Rights and Duties of the Trustee
The trustee, except when there is an event of default, will perform only those duties as are specifically stated in the indenture. If an event of default has occurred with respect to any series of debt securities, the trustee shall exercise with respect to such debt securities the rights and powers it has under the indenture and use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Except as provided in the preceding sentence, the trustee is not required to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered security or indemnity satisfactory to it against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties or exercising its rights or powers unless it reasonably believes that it will be repaid or receive adequate indemnity. Before the trustee acts or refrains from acting, it may require an officers’ certificate and an opinion of counsel. The trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Furthermore, the trustee will not be deemed to have any notice of any default until the trustee has received written notification in the manner set forth in the indenture or a responsible officer of the trustee has obtained actual knowledge.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will pay interest on any debt securities, or one or more predecessor securities, to the person in whose name the debt securities are registered on the regular record date for the applicable interest payment date.
We will pay principal, any premium and interest on the debt securities of a particular series at the office of one or more paying agents that we designate for that series. Unless otherwise stated in the applicable supplemental indenture and prospectus supplement, we will initially designate a corporate trust office of the trustee as our sole paying agent. We will be required to maintain a paying agent in each place of payment for the debt securities.
All money we pay to a paying agent or the trustee for the payment of principal, any premium or interest on any debt security which remains unclaimed for a period of two years after the principal, premium or interest has become due and payable will, upon our request, be repaid to us, and the holder of the debt security may then look only to us for payment of those amounts.
Governing Law
The indenture and the debt securities will be governed by and interpreted in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
Any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to our other indebtedness on the terms described in the prospectus supplement relating to such securities. The indenture does not limit the amount of subordinated debt securities which we may issue, nor does it limit our ability to issue any other secured or unsecured debt.
The prospectus supplement relating to any series of subordinated debt securities will disclose the amount of debt of the Company that will be senior to those subordinated debt securities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell or dispose of the securities in one or more of the following ways (or in any combination) from time to time:
•
through underwriters or dealers;

•
directly to a limited number of purchasers or to a single purchaser;

•
through agents; or

•
through any other methods described in a prospectus supplement.

The prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will state the terms of the offering of the securities, including:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of such securities and the proceeds to be received by us, if any;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any public offering price;

•
any over-allotment options under which underwriters may purchase additional securities from us;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Securities may also be sold in one or more of the following transactions, or in any transactions described in a prospectus supplement:
•
block transactions in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•
purchase by a broker-dealer as principal and resale by the broker-dealer for its own account;

•
a special offering, an exchange distribution or a secondary distribution in accordance with the rules of any exchange on which the securities are listed;

•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•
sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•
sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•
negotiated transactions;

•
at a fixed public offering price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased. We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us for indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at https://investors.airsculpt.com. The content of our website is not a part of this prospectus.
INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering:
•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025; and

•
the description of our securities registered pursuant to Section 12 of the Exchange Act included in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, including any subsequent amendments and reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but were not delivered with this prospectus (excluding exhibits to those documents unless they are specifically incorporated by reference into those documents). You can request those documents from AirSculpt Technologies, Inc., 1111 Lincoln Road, Suite 802, Miami Beach, FL 33139, Attention: Chief Financial Officer or telephone (786) 709-9690.
Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.
LEGAL MATTERS
McDermott Will & Emery LLP will provide us with an opinion as to certain legal matters in connection with the securities being offered hereby.
EXPERTS
The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

3,160,000 Shares
Common Stock

PROSPECTUS SUPPLEMENT

Leerink Partners
           , 2025